Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Volumetric Fund, Inc. of our report dated February 8, 2008, on our audit of the financial statements and financial highlights of Volumetric Fund, Inc. as of December 31, 2007, and for the year then ended, which report is incorporated by reference into this Registration Statement.

						BKD, LLP


Houston, Texas
March 31, 2008